EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We hereby consent to the incorporation of our report dated March 15, 2002, appearing in the Annual Report on Form 10-KSB of All-American SportPark, Inc. for the year ended December 31, 2001, in the Company's Registration Statement on Form S-8 , SEC File No. 333-41994.




/s/ Piercy, Bowler, Taylor & Kern

Las Vegas, Nevada
March 15, 2002